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                                 Exhibit 10.40

STATE OF VERMONT                                           ORANGE SUPERIOR COURT
ORANGE COUNTY, SS.                                        DOCKET NO. S118-92 OeC

T. COPELAND AND SONS, INC.; and                      )
COPELAND PROPERTIES, INC.,                           )
                                                     )
                  Plaintiffs,                        )
                                                     )
v.                                                   )
                                                     )
MASKA U.S., INC.; and HOWARD J.                      )
ZUNENSHINE,                                          )
                                                     )
                  Defendants,                        )
                                                     )

                              SETTLEMENT AGREEMENT

         In consideration of the following terms and conditions, T. Copeland and Sons, Inc., and Copeland Properties, Inc., (collectively "Plaintiffs") and Howard J. Zunenshine and Maska U.S., Inc., (collectively "Defendants") hereby agree to settle the litigation between them now pending in the Orange Superior Court, Docket No. S118-92 OeC.

1. Judgment by stipulation shall enter against Maska U.S., Inc. On Plaintiffs' claim for negligence, nuisance and trespass in the amount of 7 million dollars in compensatory damages.

2. Plaintiffs' other claims, including all claims that defendants acted intentionally, knowingly, recklessly, wantonly or maliciously against both Defendants shall be dismissed with prejudice against both
Defendants.



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3.       Maska U.S., Inc., shall pay one (1) million dollars to Plaintiffs in cash as follows:

         (a)      Two hundred and fifty thousand ($250,000) on June 28, 1995;

         (b)      Two hundred and fifty thousand ($250,000) on July 7, 1995; and

         (c)      Five hundred thousand ($500,000) on July 14, 1995.

         These payments will be wired directly to the Plaintiffs' bank account. Plaintiffs agree to give Maska U.S., Inc. a two day grace period within which to make the payments required by paragraphs 3 (b) and (c) before Defendants are considered to be in default under their obligations under those subparagraphs.

4. No later than July 5, 1995, Defendant Maska U.S., Inc. Shall execute a promissory note in substantially the form attached as Exhibit A in favor of Plaintiffs in the amount of six million dollars at an interest rate of 10 percent per annum on a 20 year amortization schedule with a balloon payment of all principal and interest due on the anniversary of the 5th year of this Agreement. Payments of interest and principal shall be made quarterly commencing on September 30, 1995. There shall be a 30-day grace period on defaults of the quarterly payment obligation. Upon such default

         (a) One half million dollars in principal will be added as a penalty to the note obligation; and

         (b) The interest rate shall increase to 12 percent commencing at the end of the 30 day grace period until such default and accrued interest payments have been satisfied in full.

         Further, if Defendants or SLM International, Inc. ("SLM") recover any money from their


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insurance carriers as a result of the litigation now pending in the United
States District Court for the District Court of Vermont, Docket No. 5:93-CV-309, Defendants and SLM agree to immediately shall pay over to Plaintiffs any and all monies recovered until the note obligation is fully satisfied.

         Further, If Maska U.S., Inc., or SLM or substantially al of either of their assets are sold or transferred before the note is fully satisfied, Maska U.S., Inc. and SLM agree that the obligation to pay the note shall be immediately accelerated. However, if Maska U.S., Inc. or SLM wish to transfer or sell substantially all of or either of their assets to an affiliated entity, they shall obtain prior approval in writing from plaintiff, and plaintiffs agree to not unreasonably withhold such approval.

         Further, if SLM or Maska refinance their $75 million in long term financing obligations to their senior unsecured creditors a/k/a the insurance company lenders, the obligation to pay the note shall be immediately accelerated to the extent of any additional borrowing as set forth in the note.

5. Defendants agree to indemnify and hold harmless T. Copeland & Sons, Inc., Copeland Properties, Inc., Timothy Copeland, Sr., and Jenny Copeland (collectively the "indemnitees") jointly, severally and individually for any liability they may suffer or claims that may be asserted against them as a result of claims by any entity arising from the presence of perchlorethylene on or migration of perchlorethylene from the T. Copeland and Sons, Inc. property in the Pierson Industrial Park, Bradford, Vermont. In the event of any payment by Maska U.S., Inc. or on Maska U.S., Inc.'s behalf, under this paragraph, Maska U.S., Inc. shall be subrogated to all of the indemnitee's rights of recovery therefore against any person or organization and the indemnitees

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shall execute and deliver instruments and papers and do whatever else is reasonably necessary to secure such rights. The indemnitees shall reasonably cooperate with Maska U.S., Inc. in assisting in make its settlements: in the conduct of suits and in enforcing any right of contribution or indemnity against any person or organization who may be liable to the indemnitees for damages covered by this paragraph 5. Maska will have the right to control the defense of any action filed against the indemnitees covered by this paragraph, including the right to choose legal counsel. Indemnitees shall give Maska notice of any claim covered by this paragraph within 30 days of notice to the indemnitees.

6. The parties agree cooperatively to resolve any outstanding costs or obligations for compensation of experts or photocopying as previously agreed upon or ordered by the Court. Under no circumstances shall Defendant's withhold any monies owed under other paragraphs of this Agreement to secure any payments under this paragraph.

7. Maska U.S., Inc. And SLM shall provide evidence by corporate seal by no later than July 10, 1995 that the terms of this Agreement and the Note are duly authorized by those corporations respective Boards of Directors.

8. Plaintiffs shall execute a release in Defendants' favor in substantially the same form as in Exhibit B no later than July 10, 1995.


                                                       COPELAND PROPERTIES, INC.


               6/28/95                /s/
            --------------            ------------------------------------



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            Date                      By:    Timothy Copeland, Sr.
                                             Its duly authorized President

                                      T. COPELAND & SONS, INC.
            June 28, 1995             /s/    Timothy Copeland, Sr.
            --------------            ------------------------------------
            Date                      By:    Timothy Copeland, Sr.
                                             Its duly authorized President

                                      HOWARD J. ZUNENSHINE
            June 28, 1995             /s/
            --------------            ------------------------------------
            Date                      By:

                                      MASKA U.S., INC.
            June 28, 1995             /s/
            --------------            ------------------------------------
            Date                      By:
                                             Its duly authorized Chief Executive
                                             Officer

                                      SLM INTERNATIONAL, INC.
            June 28, 1995             /s/
            --------------            -------------------------------------
            Date                      By:
                                             Its duly authorized Chief Executive
                                             Officer



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                                   EXHIBIT A


STATE OF VERMONT                                           ORANGE SUPERIOR COURT
ORANGE COUNTY, SS.                                        DOCKET NO. S118-92OeC

T. COPELAND AND SONS, INC.; and         )
COPELAND PROPERTIES, INC.,              )
                                        )
         Plaintiffs,                    )
                                        )
v.                                      )
                                        )
MASKA U.S., INC.; and HOWARD J.         )
ZUNENSHINE,                             )
                                        )
         Defendants,                    )
                                        )

                           ORDER AND ENTRY OF JUDGMENT

         This matter having come before this Court for trial on June 26, 1995, and following the stipulation of the parties, it is hereby ordered that judgment is entered against defendant Maska U.S., Inc. for 7 million dollars in compensatory damages on the Plaintiffs' First Count of negligence, Fourth Count of nuisance and Fifth Count of trespass. It is also ordered that Plaintiffs' remaining claims, including those for punitive damages and intentional conduct, as set forth in their Complaint are dismissed with prejudice against both Defendants.

Stipulated and agreed to by:

                                           COPELAND PROPERTIES, INC.
                        6/28/95            /s/  Timothy Copeland, Sr.
                      --------------       ------------------------------------
                      Date                 By:  Timothy Copeland, Sr.
                                                Its duly authorized President



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                                           T. COPELAND & SONS, INC.
                           6/28/95         /s/  Timothy Copeland, Sr.
                        --------------     ------------------------------------
                        Date               By:  Timothy Copeland, Sr.
                                                Its duly authorized President

                                           HOWARD J. ZUNENSHINE
                           6/28/95         /s/  John R. Hughes
                        --------------     ------------------------------------
                        Date               By:  John R. Hughes

                                           MASKA U.S., INC.
                           6/28/95         /s/
                        --------------     ------------------------------------
                        Date               By:
                                           Its duly authorized

SO ORDERED AND JUDGMENT ENTERED, at Chelsea, Vermont, this 28th day of June,
1995.

                                           /s/  Stephen B. Martin
                                           ------------------------------------
                                           HON. STEPHEN B. MARTIN


                                                    7-10-95
                                          ------------------------------
                                           CERTIFIED TO BE A TRUE COPY
                                           of the original as the same
                                          appears on file in this office

                                          /s/  Mary Kennedy
                                          ------------------------------
                                          MARY KENNEDY
                                                       Clerk
                                                ORANGE SUPERIOR COURT
                                                  Chelsea, VT 05038

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                                    [STAMP]